EXHIBIT 99.2

                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT


             THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment") is made as of this 5th day of June, 1995, by and among Marcus Restaurants, Inc., a Wisconsin corporation, B&G Realty, Inc., a Wisconsin corporation ("B&G"), Captains-Kenosha, Inc., a Wisconsin corporation, Hasty Host Distributing Corp., an Illinois corporation, Tops, Inc., an Illinois corporation, and B&G Leasing, Inc., a Wisconsin corporation (collectively, the "Sellers"), and Apple South, Inc., a Georgia corporation (the "Purchaser").

                              W I T N E S S E T H:

             WHEREAS, Sellers and Purchaser have entered into that certain Asset Purchase Agreement dated as of April 12, 1995 ("Asset Purchase Agreement"), for the purchase and sale of certain of Sellers' assets relating to their Applebee's Neighborhood Grill and Bar franchised restaurants and development rights; and

             WHEREAS, defined terms used herein and not defined shall have the meaning ascribed thereto in the Asset Purchase Agreement; and

             WHEREAS, as contemplated by Section 2.4 of the Asset Purchase Agreement, Sellers desire to include in the Asset Purchase Agreement a tax deferred like-kind exchange under Section 1031 of the United States Internal Revenue Code of 1986, as amended, of certain of the Real Property in the Asset Purchase Agreement (the "Exchange"); and

             WHEREAS, in order to include such Real Property in the Exchange, B&G and Purchaser must enter into a separate contract of purchase and sale for the conveyance of such Real Property; and

             WHEREAS, the Purchaser and Sellers have determined to close the transaction contemplated by the Asset Purchase Agreement and this Amendment into an escrow on the date hereof until June 30, 1995, subject to the terms of an Escrow Agreement and a Management Agreement each dated as of the date hereof; and

             WHEREAS, the parties hereto mutually desire to modify and amend the Asset Purchase Agreement in accordance with its terms in order to accommodate the Exchange, the Escrow Agreement, the Management Agreement and for the other purposes herein contained.

             NOW, THEREFORE, in consideration of the premises and the covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

             1. Real Estate Contract of Purchase and Sale. In order to facilitate the Exchange, Purchaser and B&G Realty agree on or before Closing to enter into that certain Real Estate Contract of Purchase and Sale attached hereto as Exhibit A (the "Relinquished Property Contract") with respect to the Real Property more particularly described therein (the "Relinquished Property").

             2. Purchase Price. The "Purchase Price" in Section 2.3 of the Asset Purchase Agreement shall be reduced by TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000.00), which is the purchase price of the Relinquished Property under the Relinquished Property Contract and which amount Purchaser is hereby paying on the date hereof in accordance with the terms thereof.

             3. "Transferred Real Property." The term "Transferred Real Property" on Page 6 of the Asset Purchase Agreement shall be deemed to exclude the Relinquished Property to allow the separate but simultaneous conveyance thereof contemplated in the Relinquished Property Contract, but shall include such Relinquished Property for all other purposes under the Asset Purchase Agreement, including, without limitation, Sellers' representations and warranties with respect to the Relinquished Property contained in the Asset Purchase Agreement.

             4. Indemnity Against Conditional Franchisor's Consent. Sections 5.5 and 6.3 of the Asset Purchase Agreement provide that the consent of Franchisor (including the consent to the assignment of the Franchise Agreements, the sale of the Restaurants and the form of the Seller Leases, together with the waiver by Franchisor of any applicable right of first refusal under the Franchise Agreements relating to the transfer of the Assets, all of which are collectively referred to in this Amendment as the "Franchisor's Consent") is a necessary condition to the consummation of the transactions contemplated by the Asset Purchase Agreement. By letter dated May 26, 1995, Franchisor provided Sellers with Franchisor's Consent, subject however to the condition that Purchaser enter into certain additional agreements with Franchisor. Since satisfaction of this condition of Franchisor is outside of the control of Sellers and, based on Purchaser's representation and warranty hereby made to Sellers that Purchaser will satisfy such condition, Sellers are willing to close the transactions contemplated by the Asset Purchase Agreement and waive Section 6.3(i) and (ii) of the Asset Purchase Agreement; provided, however, that Purchaser hereby agrees to indemnify, reimburse and hold harmless Sellers against any and all claims, liabilities, obligations, losses, costs and expenses (including reasonable legal fees and disbursements) resulting from or related to Franchisor in any way withdrawing or amending Franchisor's Consent, imposing additional conditions on the transactions contemplated by the Asset Purchase Agreement or otherwise claiming that such transactions or that Sellers are in violation of the Franchise Agreements. In accordance with the above, Purchaser hereby waives Section 5.5(i) and (ii) of the Asset Purchase Agreement.

             5. Waiver of Outstanding Consents. Purchaser recognizes and agrees that Sellers have complied with their obligations under the Asset Purchase Agreement to use their best efforts to obtain the Consents; however, despite these efforts, as of this date the Consents (including estoppel certificates) listed on the attached exhibit have not been obtained and remain outstanding (collectively, "Outstanding Consents"). Purchaser hereby waives the Sellers' inability to obtain the Outstanding Consents and Section 5.5(iii) and (iv) of the Asset Purchase Agreement with respect thereto and Purchaser hereby agrees to indemnify, reimburse and hold harmless Sellers against any and all claims, liabilities, obligations, losses, costs and expenses (including reasonable attorneys fees and disbursements) resulting from or related to the inability to obtain such Outstanding Consents and any breaches or alleged breaches of the underlying contracts and agreements resulting therefrom (exclusive of any "profit recapture" claim of the landlord of the Mayfair property to the extent such claim is being made exclusive of the absence of a consent to the assignment of the Mayfair lease); provided, however, that Sellers agree that they will continue to use their commercially reasonable best efforts (consisting solely of continuing reasonable periodic telephonic and written requests) to obtain such Outstanding Consents and without the necessity of Sellers to incur any significant additional out-of-pocket costs or expenses, threaten or initiate legal proceedings of any kind, agree to modify or amend terms or conditions of any existing arrangements in a manner adverse to Sellers or otherwise adversely affect Sellers' ongoing business relationships in connection with trying to obtain the Outstanding Consents. In accordance with the above, Sellers waive
   Section 6.3(iii) and (iv) of the Asset Purchase Agreement with respect to the Outstanding Consents. The Outstanding Consents, together with the conditional nature of the Franchisor's Consent, shall be deemed under the Asset Purchase Agreement to constitute Permitted Encumbrances and shall be deemed to be included on Schedule 3.4 thereto and excepted from
   Section 3.11 thereof.

             6. Consent to Add Additional Ground Leases; Real Estate Purchase Contracts. This Amendment hereby evidences Purchaser's written consent to include in the definition of the term "Ground Leases" under
   Section 1.1 of the Asset Purchase Agreement the ground leases of the sites for potential future Applebee's Neighborhood Grill and Bar restaurants located in Kenosha and Bradley and to include in the definitions of the terms "Development Parcels" and "Transferred Real Property" under Section
   1.1 of the Asset Purchase Agreement the Real Property subject to the real estate purchase contracts for potential future Applebee's Neighborhood Grill and Bar restaurants located in Oshkosh, DeKalb and Elgin and, in connection with all of the foregoing, Purchaser hereby consents to including within the definition of the term "Contracts" under Section 1.1 of the Asset Purchase Agreement all of the contracts and agreements relating thereto which have been entered into by Sellers, copies of which have been provided to Purchaser. Notwithstanding representations and warranties which could be implied to the contrary which are set forth in the Asset Purchase Agreement, the Sellers hereby make no representations or warranties to Purchaser with respect to the foregoing Real Properties, which are being transferred to Purchaser "AS IS, WHERE IS." Sellers will cooperate and use their commercially reasonable best efforts to assist the Purchaser in requesting extensions of up to 90 days of the "due diligence" periods currently allowed under the ground leases for Kenosha and Bradley. If requested by Purchaser, Sellers will provide its commercially reasonable best efforts and will cooperate with Purchaser to assist it in terminating the ground leases for Kenosha and/or Bradley and/or the real estate purchase contracts for Oshkosh, DeKalb and/or Elgin, provided that all such costs and expenses and liabilities associated therewith shall be Purchaser's responsibility. Tinley Park is not accepted by Purchaser as part of the Transferred Real Property.

             7. Outstanding Liens. Sellers and Purchaser hereby agree to delete from Schedule 3.4 to the Asset Purchase Agreement the liens represented by the following UCC financing and continuation statements:


             Filing Jurisdiction           File Number

                     Wisconsin              819639
                     Wisconsin              1142561
                     Wisconsin              821568
                     Wisconsin              847879
                     Wisconsin              1168786
                     Wisconsin              1021685
                     Wisconsin              1377553

   and Sellers hereby confirm that the liens evidenced by such foregoing statements shall no longer be deemed Permitted Encumbrances under the Asset Purchase Agreement, so that Sellers shall be responsible to indemnify, reimburse and hold harmless Purchaser against any and all claims, liabilities, obligations, losses, costs and expenses (including reasonable attorney fees and disbursements) resulting from or relating to such liens (as well as from any claims resulting from B&G Realty, Inc. not being qualified as a foreign corporation in Illinois). Sellers agree to use reasonable efforts to amend any of the foregoing financing statements upon Purchaser's request if such liens adversely affect the Assets. Purchaser hereby waives Section 5.8 with respect to the foregoing liens.

             8. Waiver of Title Objections. Purchaser hereby waives all objections to title and survey matters and the like previously submitted to Sellers under Section 5.6 of the Asset Purchase Agreement which continue to appear as exceptions to the Title Commitments or continue to be listed in the Schedules to the Asset Purchase Agreement as of the date hereof, and Purchaser hereby accepts such easements, restrictions, covenants and other encumbrances listed thereon or which have become of public record since the date thereof (excluding any consensual liens initiated or agreed to by Sellers or any judgments against Sellers). Purchaser hereby elects to close the transactions contemplated by the Asset Purchase Agreement in accordance with Section 5.6(i) on page 18 of the Asset Purchase Agreement.

             9. Additional Post-Closing Adjustments. As part of the post-closing adjustments allowed under Section 2.6 of the Asset Purchase Agreement, Purchaser will reimburse Sellers for reasonable Project Development Costs (generally consistent with the types of Project Development Costs provided at the deemed Closing, but not including any additional real estate commissions) incurred prior to Closing and for Purchaser's one-half portion of the fees incurred for obtaining the various title commitments, title policies, surveys and lien searches, but which costs and fees were not submitted to Purchaser as part of the determination of the Purchase Price or other fees payable at Closing as a result of such costs or fees not being readily ascertainable to Sellers at such time.

             10. Southridge Subdivision. Purchaser and Sellers hereby consent to the subdivision of the Southridge property in order to divide the property between the portion relating to the Camelot Music Store located thereon and the Restaurant located thereon, in accordance with the terms of the application for land split submitted to and approved by the local city planning commission on May 30, 1995. As a result of the subdivision, the portion of such Real Property constituting the Camelot Music Store premises shall not be considered a part of the Transferred Real Property under the Asset Purchase Agreement.

             11. Reimbursement of Certain Legal Fees. In consideration of Sellers agreeing to enter into the Escrow Agreement and Management Agreement, Purchaser hereby agrees to reimburse Sellers, as part of the post-closing adjustments allowed under Section 2.6 of the Asset Purchase Agreement, for their additional legal fees relating thereto, which shall not exceed $10,000. To the extent Purchaser requests Foley & Lardner to assist in effecting any mutually agreed upon assignments under the Asset Purchase Agreement (i.e., including to DR Holdings L.P.), Purchaser will pay the reasonable fees and disbursements of such firm associated therewith.

             12. Amendment to Indemnity for Release of Employee Records. Purchaser and Sellers entered into a letter agreement dated as of May 31, 1995 pursuant to which Sellers agreed to release to Purchaser certain specified employee records of Sellers, provided that Purchaser indemnified Sellers for any claims which may result therefrom. Purchaser now desires to have full access to all records and information of any kind relating to the employees of Sellers employed in their Applebee's division and Sellers are hereby allowing such access, subject to the conditions set forth in the following sentence. In consideration of Sellers' concern over release of this confidential information for the benefit of Purchaser, Purchaser hereby agrees to reimburse, indemnify and hold harmless Sellers against and in respect of any and all actual out-of-pocket damages, losses, liabilities, costs and expenses incurred or suffered by Sellers that result from, relate to or arise out of the provision to Purchaser of employee records and information of any kind relating to such employees and any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, actual out-of-pocket costs and other expenses (including, without limitation, reasonable legal fees and expenses), incident to any of the foregoing.

             13. Effective Closing Date. Except with respect to the transfer of title to and ownership of the Assets (except the Relinquished Property) to Purchaser and the payment to Sellers of the Purchase Price, or as otherwise expressly set forth in the Management Agreement and Escrow Agreement, the Closing under the Asset Purchase Agreement shall be deemed to take effect for all other purposes effective as of 11:59 p.m. on the date hereof.

             14. Leased Automobiles. Sellers hereby agree to sublease to Purchaser for a period of three months from the date hereof the four automobiles ("Automobiles") currently used by Messrs. West, Tholen, Whaley and Wolff ("Employees") in connection with their employment responsibilities pursuant to a Master Lease Agreement with Selig Executive Leasing Co., Inc. ("Lease"). Purchaser agrees to be responsible for the Automobiles during such period and to maintain, at its sole expense, standard motor vehicle liability insurance for the Automobiles and the use thereof in the same amount and pursuant to the same terms as contained in Paragraph 9 of the Lease. Purchaser agrees to pre-pay to Sellers $4,355 at Closing for the lease payments of the Automobiles for the three-month term. Purchaser agrees to reimburse, indemnify and hold harmless Sellers, their affiliates, employees, officers and directors, against any and all damages, losses, liabilities, costs and expenses incurred or suffered by Sellers that result from, relate to, or arise out of any and all actions, suits, demands, fines, judgments, claims or legal, administrative, arbitration, governmental or other proceeding or investigation in connection with (i) Sellers' obligations under the Lease (other than the payment of the lease payments thereunder, which shall remain Sellers' responsibility) for such three-month period; or (ii) Employees' (or others') use or operation of the Automobiles (including, without limitation, any accidents, damages or injuries resulting therefrom) during such period. At the end of such period, the Automobiles will be returned to Sellers in good condition, reasonable wear and tear excepted, and otherwise in compliance with the Lease. The Lease shall be deemed to be excluded from Schedule 1.1(B) and shall not be deemed to constitute an Assigned Agreement under the Asset Purchase Agreement.

             15. Reservation of Certain Mequon Rights. Nothing in this Amendment or in the Asset Purchase Agreement (or closing documents) shall be deemed to limit or prohibit Sellers from pursuing their claims for reimbursement of previously incurred fees and costs (to the extent such fees and costs are not reimbursed to Sellers by Purchaser as part of the Project Development Costs, but which shall not effect Sellers sole rights to pursue such claims) and damages against the City of Mequon relating to Sellers' proposed development of an Applebee's Neighborhood Grill and Bar and other proposals in such city or from pursuing their rights to develop a movie-theatre facility and other proposals in such city and, in each case above, Purchaser shall provide reasonable cooperation to Sellers upon their request to facilitate such actions.

             16. Reimbursement of Certain Employee Fees. To the extent Cornelius Reilly and Kathy Hellrood continue, while in the employ of Sellers, to work on matters relating to the Business from and after this date at the request or direction of Purchaser, Purchaser shall reimburse Sellers promptly upon their request for the effective cost of such time at a rate of $47.30 and $16.75 per hour for Mr. Reilly and Ms. Hellrood, respectively. Subject to the terms and conditions of their current employment, Sellers agree to retain in their employ Mr. Reilly and Ms. Hellrood until the later to occur of the initial opening date of the Restaurants currently under construction at Kenosha, Bradley, Wausau and Crestwood, and shall allow them to act as the construction project managers at such sites under the direction of Purchaser. Nothing herein shall be deemed to constitute a contract of employment of Mr. Reilly or Ms. Hellrood or prevent Sellers from terminating the employment by Sellers of Mr. Reilly and Ms. Hellrood pursuant to the terms of their existing employment relationship with Sellers.

             17. Amendment. This Amendment supersedes any conflicting terms and provisions in the Asset Purchase Agreement, and this Amendment shall amend as appropriate Articles V and VI. This Amendment complies with
   Section 9.4 of the Asset Purchase Agreement and, except as expressly amended hereby, the Asset Purchase Agreement shall and hereby does remain in full force and effect in accordance with its terms.

             18. Assignment. Sellers understand that Purchaser may desire to partially assign the right to receive the conveyance of certain Transferred Real Property under the Asset Purchase Agreement to Purchaser's third party designee, DR Holdings, L.P., a Georgia limited partnership ("DR"). Sellers' consent shall be required for such assignment which consent may be conditioned on (i) DR assuming all obligations of Purchaser under the Asset Purchase Agreement; (ii) Purchaser shall remain fully and primarily liable for its obligations under the Asset Purchase Agreement; and (iii) the assignment shall be effective pursuant to documentation reasonably required by Sellers.

             19. Public Announcement. For purposes of Section 9.11 of the Asset Purchase Agreement the "Closing" shall be deemed to occur at 3:00 P.M. CDST on June 30, 1995.

             20. Copies of Construction Files. Sellers shall provide copies of its files relating to the construction of the Development Parcels to Purchaser upon its request and at Purchaser's cost.

             21. No Assumption of Kronos Agreement. Purchaser does not assume, and Sellers do not assign, the Maintenance Agreement between Kronos Incorporated and The Marcus Corporation dated March 30, 1995 and such contract shall not be deemed an Assigned Agreement under the Asset Purchase Agreement.

             IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Asset Purchase Agreement to be executed by their duly authorized officers and delivered as of the day and year first above written.

     PURCHASER:                              SELLERS:

     APPLE SOUTH, INC.                       MARCUS RESTAURANTS, INC.
                                             B&G REALTY, INC.
                                             CAPTAINS-KENOSHA, INC.
     By:/s/ Ben A. Waites                    HASTY HOST DISTRIBUTING CORP.
          Title:  Assistant Secretary        TOPS, INC.
                                             B&G LEASING, INC.



                                             By:/s/ Thomas F. Kissinger
                                                  Thomas F. Kissinger
                                                  Secretary for each of the
                                                  above corporations and as
                                                  Assistant Secretary to
                                                  B&G Leasing, Inc.